EXHIBIT 10.2

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered as of this 4th day of February, 2013, by and between Alliqua, Inc., a Florida corporation (the “Company”), and James Sapirstein (“Executive”) for purposes of amending that certain Executive Employment Agreement dated as of September 28, 2012, by and between the Company and Executive (the “Agreement”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 10(k) of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties; and

WHEREAS, the Company desires to amend the Agreement to change Executive’s position from Chief Executive Officer to CEO,  Alliqua BioMedical Division, and to modify his responsibilities as appropriate to reflect the change in his position; and

WHEREAS, in connection with Executive’s change in position and responsibilities, he will be resigning as a member of the Company’s Board of Directors and the parties desire to amend the Agreement to reflect such resignation; and

WHEREAS, the parties further desire to evidence Executive’s consent to his change in position and responsibilities in writing.

NOW THEREFORE, pursuant to Section 10(k) of the Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.           Section 4(a) of the Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4(a):

(a)           Position and Responsibilities. Subject to the Agreement’s terms, Executive agrees to serve the Company as CEO, Alliqua BioMedical Division, with said position reporting to the Chief Executive Officer (“CEO”) of the Company.  Executive shall have the duties and responsibilities as shall be mutually agreed upon by Executive and the CEO, and shall perform all reasonable acts necessary and/or desirable to protect and advance the best interests of the Company, which duties, responsibilities and acts may include the development and marketing of therapeutic products based on the Company’s technology in consultation with the Company’s research consultants and/or clinical team.   As of February 4, 2013, Executive shall resign as a member of the Board of Directors of the Company (the “Board”).

2.           Section 4 of the Agreement is hereby amended by the addition of Section 4(d) as noted herein and shall be fully binding and enforceable as if originally set forth therein:

(d)           Company’s Employment Representations.

(i)            In connection with the negotiation of this Amendment, the Company shall pay Executive’s reasonable legal fees in conjunction with same to a maximum amount of $5,000.00.

(ii)           In Executive’s capacity as CEO, Alliqua BioMedical Division, Executive, at the discretion of the CEO, may attend meetings of the Board as part of the Company’s Senior Leadership Team.

3.           Section 5(b) of the Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5(b):

(b)           Bonus Plans.  For 2012, Executive shall receive $52,500 as a bonus, payable on or before March 15, 2013.  For fiscal years during the Employment Period after 2012, Executive shall be eligible to receive periodic bonuses of up to sixty percent (60%) of his Base Salary upon achievement of target objectives and performance criteria, payable on or before March 15th of the fiscal year following the fiscal year to which the bonus relates.  Except to the extent provided by Section 9(c), Executive shall be entitled to a bonus for a year, subject to achievement of the performance criteria, if he is employed by the Company as of December 31 for the year to which services to which the bonus applies were performed. Targets and performance criteria shall be established by the CEO after consultation with Executive. The evaluation of Executive’s performance, as measured by the applicable targets and the awarding of bonuses, if any, shall be authorized at the Board’s sole discretion upon the CEO’s recommendation.

4.           Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

5.           In the event of a conflict between the Agreement and this Amendment, the Amendment shall govern.

6.           Executive hereby consents to the change in his title, duties, responsibility and authority reflected in this Amendment, and intends for his signature to this Amendment to serve as his written consent to the change as required by Section 8(d) of the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first indicated above.

THE COMPANY:

ALLIQUA, INC.

By:
Jerome B. Zeldis MD, PhD	Chairman of the Board

EXECUTIVE:

James Sapirstein